UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2005

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

 (Former name or former address, if changed, since last report)

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Item 1.01. Entry of a Material Definitive Agreement.

On April 22, 2005, we paid the entirety of our lease payments  remaining under our existing sub-lease for our Barbuda resort. We also exercised our option to acquire all of the assets to the resort and to receive the assignment of the underlying lease agreement with the Government of Antigua and Barbuda. We entered into the sublease agreement in September 2003 with Impresa Guffanti Constructioni Edili SRL, an Italian company.  Guffanti Constructioni received the leasehold rights to 90 acres of land where the resort is situated from the Government of Antigua and Barbuda in 1989. The term of the lease is term of 99 years. As a result of the assignment, we are now the lessee of the governmental lease. The Government of Antigua and Barbuda has approved the assignment of the lease to us. The lease requires us to pay the government the sum of approximately $7,000 as an annual  lease payment. The rental amount is subject to review in 10 year intervals.

We paid the sum of $4,048,695 to the former sub-lessor representing the remainder of our lease payments under the sub-lease agreement. We used funds from our exiting credit facility with Laurus Master Fund, Ltd. to make this payment. We drew dawn a total of $4,700,000 from the Laurus facility. Funds remaining from the drawdown were used to pay legal and recording fees,  and are to be used for working capital purposes. We are required to pay McGinn Smith, Inc. a registered broker dealer, a fee of $220,000 in connection with our October 19, 2002 agreement with the broker dealer. Of that amount, Mr. Casolo, our Chairman who also is an officer of the broker dealer, is expected to receive a fee of $110,000 under an arrangement which pre-dated his role as our Chairman.

The sublease agreement extended for a period of 9 years, and provided for quarterly payments of rent during the term. The remaining rental amounts were: $123,530.16 on July 1, 2005 and like payments quarterly thereafter to October 1, 2005; $218,144.53 was due on January 1, 2006 with like payments due quarterly thereafter to October 1, 2010; and $94,614.37 was due on January 1, 2011 with like payments due quarterly thereafter to October 1, 2012. Under the Laurus credit facility, we are required to make monthly payments of principal (amortized over a seven year term) plus accrued interest commencing on August 1, 2005. A final balloon payment is due at maturity on July 29, 2007.  Interest accrues on the principal amount at the rate of prime plus 2%. We granted Laurus a priority lien on our assets at the resort including a priority lien on our ownership rights to the governmental lease. As of the April 22, 2005, we drew down a total of $5,049,500.00 from the Laurus credit facility, which amount is comprised of a $349,500 fee paid to Laurus at closing and the above described $4,700,000 draw down. On April 27, 2005, we notified Laurus of our intention to return to Laurus the funds remaining in the restricted account. We are also required to pay Laurus 1% of the amount returned plus any accrued an unpaid interest on such sum.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         CCI Group, Inc.

Date: April 27, 2005

                                                    /s/ Mark Casolo

                                                    Mark Casolo

                                                    Chairman

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